                                                                     Exhibit 1.2


                                                                  EXECUTION COPY

                                 $500,000,000

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                 (a Delaware corporation)

                              5.95% Notes due 2006

                                 TERMS AGREEMENT
                                 ---------------


                                                   May 8, 2001

To:  Caterpillar Financial Services Corporation
     2120 West End Avenue
     Nashville, Tennessee 37203-0001

Ladies and Gentlemen:

     We understand that Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its debt securities (the "Debt Securities") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their respective names set forth below at the purchase price set forth below.

                                                                      Principal
                                                                      Amount of
                                                                     5.95% Notes
Underwriters                                                           due 2006
---------------------                                              ----------------
Morgan Stanley & Co. Incorporated................................      $158,750,000
Salomon Smith Barney Inc.........................................       158,750,000
ABN AMRO Incorporated............................................        22,500,000
Commerzbank AG...................................................        22,500,000
J.P. Morgan Securities Inc.......................................        22,500,000
S.G. Cowen Securities Corporation................................        22,500,000
Westdeutsche Landesbank Girozentrale.............................        22,500,000
Banc of America Securities LLC...................................        12,500,000
Banc One Capital Markets, Inc....................................        12,500,000
Barclays Bank PLC................................................        15,000,000
RBC Dominion Securities Corporation..............................        15,000,000
TD Securities (USA) Inc..........................................        15,000,000
                                                                       ------------
Total............................................................      $500,000,000
                                                                       ============

                                                                  EXECUTION COPY

     The Underwritten Securities shall have the following terms:


Title:                                         5.95% Notes due 2006 (the "Notes").

Rank:                                          Senior Debt Securities.

Aggregate principal amount:                    $500,000,000.

Denominations:                                 In denominations of $1,000 and integral multiples
                                               thereof.

Currency of payment:                           U.S. dollars.

Interest rate or formula:                      5.95% per annum.

Interest payment dates:                        May 1 and November 1 of each year, commencing November
                                               1, 2001.

Regular record dates:                          April 15 or October 15 immediately preceding the
                                               applicable interest payment date.

Stated maturity date:                          May 1, 2006.

Redemption provisions:                         The Notes will be redeemable as a whole at any time or
                                               in part from time to time, at the Company's option, at
                                               a redemption price equal to the greater of (i) 100% of
                                               the principal amount of the Notes or (ii) the sum of
                                               the present values of the remaining scheduled payments
                                               of principal and interest thereon from the redemption
                                               date to the maturity date (exclusive of any accrued
                                               interest) discounted to the redemption date on a
                                               semiannual basis (assuming a 360-day year consisting
                                               of twelve 30-day months) at the Treasury Rate plus 20
                                               basis points, plus, in each case, any interest accrued
                                               but not paid to the date of redemption.

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

                                               "Treasury Rate" means, with respect to any redemption
                                               date for the Notes, (i) the yield, under the heading
                                               which represents the average for the immediately
                                               preceding week, appearing in the most recently
                                               published statistical release designated "H.15(519)"
                                               or any successor publication which is published weekly
                                               by the Board of Governors of the Federal Reserve
                                               System and which establishes yields on actively traded
                                               United States Treasury securities adjusted to constant
                                               maturity under the caption "Treasury Constant
                                               Maturities," for the maturity corresponding to the
                                               Comparable Treasury Issue (if no maturity is within
                                               three months before or after the maturity date for the
                                               Notes, yields for the two published maturities most
                                               closely corresponding to the Comparable Treasury Issue
                                               shall be determined and the Treasury Rate shall be
                                               interpolated or extrapolated from such yields on a
                                               straight line basis, rounding to the nearest month) or
                                               (ii) if that release (or any successor release) is not
                                               published during the week preceding the calculation
                                               date or does not contain such yields, the rate per
                                               annum equal to the semiannual equivalent yield to
                                               maturity of the Comparable Treasury Issue, calculated
                                               using a price for the Comparable Treasury Issue
                                               (expressed as a percentage of its principal amount)
                                               equal to the Comparable Treasury Price for that
                                               redemption date.  The Treasury Rate shall be
                                               calculated on the third Business Day preceding the
                                               redemption date.

                                               "Business Day" means any calendar day that is not a
                                               Saturday, Sunday or legal holiday in New York, New
                                               York and on which commercial banks are open for
                                               business in New York, New York.

                                               "Comparable Treasury Issue" means the United States
                                               Treasury security selected by an Independent
                                               Investment Banker as having a maturity comparable to
                                               the remaining term of the Notes to be redeemed that
                                               would be utilized, at the time of selection and in
                                               accordance with customary financial practice, in
                                               pricing new issues of corporate debt securities of
                                               comparable maturity to the remaining term of such
                                               securities.

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

                                               "Independent Investment Banker" means either Morgan
                                               Stanley & Co. Incorporated or Salomon Smith Barney
                                               Inc., and their respective successors, or, if both
                                               firms are unwilling or unable to select the Comparable
                                               Treasury Issue, a nationally recognized investment
                                               banking institution which is a Primary Treasury Dealer
                                               appointed by the Company.

                                               "Comparable Treasury Price" means, with respect to any
                                               redemption date for the Notes, (i) the average of five
                                               Reference Treasury Dealer Quotations for that
                                               redemption date, after excluding the highest and
                                               lowest such Reference Treasury Dealer Quotations, or
                                               (ii) if, after seeking at least five Reference
                                               Treasury Dealer Quotations and excluding the highest
                                               and lowest Reference Treasury Dealer Quotations, the
                                               Independent Investment Banker obtains fewer than five
                                               such Reference Treasury Dealer Quotations, the average
                                               of all such quotations.

                                               "Reference Treasury Dealer" means (1) Morgan Stanley &
                                               Co. Incorporated or Salomon Smith Barney Inc., and
                                               their respective successors, provided, however, that
                                               if any of the foregoing shall cease to be a primary
                                               U.S. government securities dealer in New York City (a
                                               "Primary Treasury Dealer"), the Company will
                                               substitute for such dealer another Primary Treasury
                                               Dealer and (2) any other nationally recognized Primary
                                               Treasury Dealer selected by the Independent Investment
                                               Banker and acceptable to the Company.

                                               "Reference Treasury Dealer Quotations" means, with
                                               respect to each Reference Treasury Dealer and any
                                               redemption date, the average, as determined by the
                                               Independent Investment Banker, of the bid and asked
                                               prices for the Comparable Treasury Issue (expressed in
                                               each case as a percentage of its principal amount)
                                               quoted in writing to the Independent Investment Banker
                                               by that Reference Treasury Dealer at 5:00 p.m. (New
                                               York City time) on the third Business Day preceding
                                               that redemption date.

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

                                               Holders of Notes to be redeemed will receive notice
                                               thereof by first-class mail at least 30 and not more
                                               than 60 days before the date fixed for redemption.  If
                                               fewer than all of the Notes are to be redeemed, the
                                               Trustee will select the particular Notes or portions
                                               thereof for redemption from the outstanding Notes not
                                               previously called, pro rata or by lot, or in such
                                               other manner as the Company shall direct.

                                               Unless the Company defaults in payment of the
                                               redemption price, on and after the redemption date
                                               interest will cease to accrue on the Notes or portions
                                               thereof called for redemption.

Sinking fund requirements:                     None.

Listing:                                       None.

Rating requirements:                           None.

Black-out provisions:                          None.

Fixed or variable price offering:              Fixed Price Offering.

Public offering price:                         99.880% of the principal amount, plus accrued
                                               interest, if any, from May 15, 2001.

Purchase price:                                99.530 % of the principal amount, plus accrued
                                               interest, if any, from May 15, 2001.

Form:                                          Except as otherwise provided in the Prospectus or the
                                               Prospectus Supplement relating to the Notes, the Notes
                                               will be issued in book-entry form registered in the
                                               name of Cede & Co., as nominee for The Depository
                                               Trust Company.

Other terms and conditions:                    The Company will pay certain additional
                                               amounts if certain U.S. withholding taxes are
                                               imposed.

Closing date and location:                     9:30 a.m., New York City time, on May 15, 2001 at the
                                               offices of Sullivan & Cromwell, 125 Broad Street, New
                                               York, New York 10004.

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

Each Underwriter, severally and not jointly, represents and agrees that:

          (a) (i) It has not offered or sold and will not offer or sell any Underwritten Securities to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Underwritten Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

               (ii) It has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Underwritten Securities to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on;

               (iii) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Underwritten Securities in, from or otherwise involving the United Kingdom;

               (iv) It will not offer or sell any Underwritten Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

               (v) It is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Underwritten Securities and that it will comply with the Securities Selling Prospectus Act (the "SSP Act") of the Federal Republic of Germany (Werpapier-Verkaufsprospektgesetz). In particular, each Underwriter has undertaken not to engage in a public offering (offenliche Anbieten) in the Federal Republic of Germany with respect to any Underwritten Securities otherwise than in accordance with the SSP Act and any other act replacing or supplementing the SSP Act and all other applicable laws and regulations; and

               (vi) The Underwritten Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Underwritten Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be

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

distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Underwritten Securities.

          (b) Except for registration under the Securities Act of 1933, as amended, and qualification of the Underwritten Securities for offer and sale, and the determination for their eligibility for investment, under the applicable securities laws of such jurisdictions within the United States as the Representatives may designate pursuant to Section 3(f) of Annex I hereto, no action has been or will be taken by it that would permit the offer or sale of the Underwritten Securities or any interest therein or possession or distribution of the Prospectus Supplement or the Prospectus or any amendment thereto or any other offering material relating to the Underwritten Securities in any jurisdiction where action for that purpose is required. Without prejudice to paragraph (a) above, it has not and will not directly or indirectly offer, sell or deliver any Underwritten Securities or any interest therein or distribute or publish the Prospectus Supplement, the Prospectus or any other offering material relating to the Underwritten Securities in or from any jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations and will not impose any obligations on the Company, except as provided herein. Subject as provided above, each Underwriter shall, if required by applicable law, furnish to each person to whom it offers, sells or delivers the Underwritten Securities a copy of the Prospectus Supplement and the Prospectus. No Underwriter is authorized to give any information or to make any representation not contained in the Prospectus Supplement or the Prospectus in connection with the offer and sale of the Underwritten Securities.

     All of the provisions contained in the document attached as Annex I hereto entitled "CATERPILLAR FINANCIAL SERVICES CORPORATION -- Debt Securities -- Underwriting Agreement" (the "Underwriting Agreement") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each reference to Underwriters in the Underwriting Agreement so incorporated herein by reference shall be deemed to refer to the Underwriters as defined in this Terms Agreement.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED


                              By:  /s/ Michael Fusco
                                   -------------------------------
                                   Name:  Michael Fusco
                                   Title: Principal


                              SALOMON SMITH BARNEY INC.


                              By:  /s/ Robert W. Hong
                                   -------------------------------
                                   Name:  Robert W. Hong
                                   Title: Managing Director

                                    Acting on behalf of themselves and the other named Underwriters.


Accepted:

CATERPILLAR FINANCIAL
SERVICES CORPORATION


By:   /s/ Paul J. Gaeto
    --------------------------
    Name:  Paul J. Gaeto
    Title: Secretary

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